Exhibit 99.1

January 23, 2025	Analyst Contact:	Erin Dailey 918-947-7411
	Media Contact:	Leah Harper 918-947-7123

ONE Gas Fourth Quarter and Year End 2024
Conference Call and Webcast Scheduled

Schedule for 2025 Earnings News Releases, Conference Calls and Webcasts
Also Announced

TULSA, Okla. – Jan. 23, 2025 – ONE Gas, Inc. (NYSE: OGS) will release its fourth quarter and full year 2024 financial results after the market closes on Wednesday, Feb. 19, 2025.

The ONE Gas executive management team will participate in a conference call the following day, Thursday, Feb. 20, 2025, at 11 a.m. Eastern Standard Time (10 a.m. Central Standard Time).

The call also will be carried live on the ONE Gas website.

Event:	ONE Gas fourth quarter and year end 2024 earnings conference call and webcast
Date and Time:	11 a.m. Eastern, Feb. 20, 2025 10 a.m. Central
Phone Number:	Dial 833-470-1428, pass code 455855
Webcast Access:	www.onegas.com/investors and select Events and Presentations

If you are unable to participate in the conference call or the webcast, the replay will be available on the ONE Gas website, www.onegas.com, for 30 days. A recording will be available by phone for seven days. The playback call may be accessed at 866-813-9403, pass code 180102.

Schedule for 2025 Earnings News Releases, Conference Calls and Webcasts

The schedule for earnings news releases, conference calls and webcasts for the first, second and third quarters of 2025 is as follows:

•First quarter 2025: News release issued on May 5, 2025; Conference call and webcast on May 6, 2025.
•Second quarter 2025: News release issued on Aug. 5, 2025; Conference call and webcast on Aug. 6, 2025.
•Third quarter 2025: News release issued on Nov. 3, 2025; Conference call and webcast on Nov. 4, 2025.

ONE Gas Fourth Quarter and Full Year 2024 Conference Call and Webcast Scheduled

Each quarterly earnings news release will be issued following the close of the market on the date indicated.

Each quarterly conference call and webcast will take place at 11 a.m. Eastern Time (10 a.m. Central Time) on the date indicated. Conference call dial-in information will be provided at a later date.

ONE Gas, Inc. (NYSE: OGS) is a 100-percent regulated natural gas utility, and trades on the New York Stock Exchange under the symbol "OGS." ONE Gas is included in the S&P MidCap 400 Index and is one of the largest natural gas utilities in the United States.

Headquartered in Tulsa, Oklahoma, ONE Gas provides a reliable and affordable energy choice to more than 2.3 million customers in Kansas, Oklahoma and Texas. Its divisions include Kansas Gas Service, the largest natural gas distributor in Kansas; Oklahoma Natural Gas, the largest in Oklahoma; and Texas Gas Service, the third largest in Texas, in terms of customers.

For more information and the latest news about ONE Gas, visit onegas.com and follow its social channels: @ONEGas, Facebook, LinkedIn and YouTube.

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